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                                                                    Exhibit 5


ROBERT E. HEALING                       3135 Easton Turnpike
Corporate Counsel                       Fairfield, CT  06431
                                        Phone:  203-373-2243
                                        FAX:    203-373-3079
                                        E-mail: robert.healing@corporate.ge.com


                                        July 25, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  COMMON STOCK OF GENERAL ELECTRIC COMPANY TO BE ISSUED TO
     SHAREHOLDERS OF HARMON INDUSTRIES, INC.

Ladies and Gentlemen:

     I am Corporate Counsel to General Electric Company, a New York corporation (the "Company"), and, in such capacity, I am familiar with the proceedings to date in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-4 (as the same may be subsequently amended, including any amendments on Form S-8, the "Registration Statement") relating to the registration of shares of Common Stock, $.06 par value per share, of the Company (the "New Shares") pursuant to the terms of the Offer To Exchange Shares of Common Stock of General Electric Company or the Common Stock of Harmon Industries, Inc. ("Harmon"), and the Agreement and Plan of Merger dated as of July 16, 2000 (the "Merger Agreement") among the Company, Four Points Acquisition Company, a Missouri corporation and a wholly owned subsidiary of the Company ("Sub"), and Harmon, which provides for the merger (the "Merger") of Sub with and into Harmon, with Harmon surviving as a wholly owned subsidiary of the Company.

     Based on the foregoing, I am of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of New York.

     2. The New Shares will be legally issued, fully paid and non-assessable when issued and delivered in exchange for shares of common stock of Harmon as described in the prospectus that is part of the Registration Statement.

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     The foregoing opinions are limited to the federal laws of the United
States of America and the Business Corporation Law of the State of New York. I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the New Shares.

     I consent to the appearance of this opinion as an exhibit to the Registration Statement and to the reference to it under the heading "Legal Matters" therein.


                                       Very truly yours,



                                       Robert E. Healing